Exhibit 5.1

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

September 8, 2006

Health Care Property Investors, Inc.

Suite 300

3760 Kilroy Airport Way

Long Beach, California  90806

Re:                               Health Care Property Investors, Inc. (the “Company”) - Registration Statement on Form S-3 pertaining to an indeterminate aggregate initial offering price or number of the Company’s (i) shares of common stock, par value $1.00 per share (the “Common Stock”); (ii) shares of preferred stock, par value $1.00 per share (the “Preferred Stock”); (iii) fractional shares, or multiple shares, of Preferred Stock represented by depositary shares (“Depositary Shares”); (iv) debt securities (the “Debt Securities”); (v) warrants, options or similar instruments (“Warrants”) to purchase shares of Common Stock, shares of Preferred Stock, Depositary Shares, Debt Securities or Units (as defined herein); (vi) rights (“Rights”), on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value or stream of cash payments is determined by reference to the occurrence or non-occurrence of or the performance, level or value of, certain securities of one or more issuers (including shares of Common Stock or shares of Preferred Stock, certain other securities of the Company or debt or equity securities of third parties), currencies, commodities, financial, economic or other measures or instruments (including the occurrence or non-occurrence of certain events or circumstances), or indices or baskets of any of such items (collectively, the “Right Property”); (vii) stock purchase contracts (“Stock Purchase Contracts”), including contracts for the purchase or sale of shares of Common Stock, shares of Preferred Stock, Depositary Shares or other securities or property at a future date or dates; and (viii) units (“Units”) comprised of two or more of the following securities: shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, Rights, Stock Purchase Contracts or other securities in any combination

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the shares of Common Stock, shares of Preferred Stock, Depositary Shares, Debt Securities, Warrants, Rights, Stock Purchase Contracts and Units (each a “Security” and collectively, the “Securities”) under the Securities Act of 1933, as amended (the “Act”), by the Company on Form S-3, filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about September 8, 2006, and any amendments thereto (the “Registration Statement”), if any are to be filed with the Commission subsequent to the date hereof.  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)                                     the corporate charter of the Company (the “Charter”) consisting of Articles of Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on August 2, 2004 and Articles of Merger filed with the Department on November 30, 2004;

(ii)                                  the Third Amended and Restated Bylaws of the Company, dated as of July 22, 2004 (the “Bylaws”);

(iii)                               the Minutes of the Organizational Action of the Board of Directors of the Company, dated March 21, 1985 (the “Organizational Minutes”);

(iv)                              resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) on May 1, 2006 (the “Directors’ Resolutions”);

(v)                                 a certificate of Edward J. Henning, Senior Vice President, General Counsel and Corporate Secretary of the Company, dated as of a recent date (the “Officer’s Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer’s Certificate;

(vi)                              the Registration Statement and the related form of prospectus included therein (the “Prospectus”), in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vii)                           a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(viii)                        such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)                                  each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

(b)                                 each natural person executing any instrument, document or agreement is legally competent to do so;

(c)                                  any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original Documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)                                 the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in paragraphs 1, 2, 3, 4, 5, 6, 7 and 8 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law;

(e)                                  the number of shares of Preferred Stock of each series and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of shares of Preferred Stock of such series and the number of shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants or Rights) of any Securities offered and sold subsequent to the date hereof, and the number of shares of Preferred Stock of such series represented by Depositary Shares to be offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock of such series, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock of such series and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into, or exchanged or exercised for, shares of Common Stock or shares of Preferred Stock of such series, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock of such series and shares of Common Stock, respectively, are issued pursuant to the conversion, exchange or exercise of such Securities;

(f)                                    none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of such Security established subsequent to the date hereof, nor the form of certificate, receipt or other instrument or document evidencing such Security approved subsequent to the date hereof, will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

(g)                                 the form of certificate, receipt or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

(h)                                 none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants or Rights) of any such Securities, will be issued in violation of the provisions of the Charter of the Company relating to business combinations or the provisions of the Charter of the Company imposing restrictions on ownership and transfer of shares of stock of the Company;

(i)                                     none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants or Rights) of any such Securities, will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL;

(j)                                     that certain Indenture, dated as of September 1, 1993 (the “Indenture”), by and between the Company and the Bank of New York, as trustee, will be in full force and effect on the date subsequent to the date hereof on which any of the Debt Securities are issued and thereafter for so long as such Debt Securities are outstanding; and

(k)                                  all Depositary Shares to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding deposit agreement, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; all Warrants to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding indenture, agreement or other instrument, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; all Rights to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding indenture, agreement or other instrument, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; all Stock Purchase Contracts to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding stock purchase contract agreement, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; and all Units to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding unit agreement, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

1.                                       Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.                                       Upon:  (a) designation by the Board of Directors of one or more series of Preferred Stock to distinguish each such series from any other outstanding series of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such series of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, and (f) reservation and due authorization by the Board of Directors of any shares of any other series of Preferred Stock and/or any shares of Common Stock issuable upon conversion of such series of Preferred Stock in accordance with the procedures set forth in this Paragraph 2 and in Paragraph 1 above, respectively, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such series of Preferred Stock, and when such shares of such series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.                                       Upon completion of the procedures set forth in paragraph 2 above for the issuance of shares of any series of Preferred Stock, and approval of a deposit agreement and due authorization by the Board of Directors of the delivery of Depositary Shares pursuant to such deposit agreement, due execution of such deposit agreement on behalf of the Company, and compliance with the conditions established by the Board of Directors for the delivery of the Depositary Shares, such Depositary Shares may be delivered by or on behalf of the Company, and the Preferred Stock represented by the Depositary Shares will be validly issued, fully paid and non-assessable.

4.                                       Upon:  (a) designation and titling by the Board of Directors of the Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of any Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of any such Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of the execution and delivery of one or more certificates of officer, each dated as of a date prior to the issuance of the Debt Securities to which it relates; (e) due authorization by the Board of Directors of such Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of Preferred Stock issuable upon conversion of the Debt Securities in accordance with the procedures set forth in Paragraphs 1 and 2 above, respectively; due authorization by the Board of Directors of any Debt Securities of another series issuable upon conversion of the Debt Securities in accordance with the procedures set forth in this Paragraph 4; and/or the due authorization by the Board of Directors of any other securities of the Company issuable upon conversion of the Debt Securities in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Debt Securities.

5.                                       Upon:  (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any indenture, agreement or other instrument relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of Preferred Stock issuable upon exercise of the Warrants in accordance with the procedures set forth in Paragraphs 1 and 2 above, respectively; due authorization by the Board of Directors of any Depositary Shares issuable upon exercise of the Warrants in accordance with the procedures set forth in Paragraph 3 above; due authorization by the Board of Directors of any Debt Securities issuable upon exercise of the Warrants in accordance with the procedures set forth in Paragraph 4 above; and/or the due authorization by the Board of Directors of any Units issuable upon exercise of the Warrants in accordance with the procedures set forth in Paragraph 8 below, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Warrants.

6.                                       Upon:  (a) designation and titling by the Board of Directors of the Rights; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any indenture, agreement or other instrument relating to the Rights; (c) setting by the Board of Directors of the number of Rights to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Rights and establishment by the Board of Directors of the applicable Right Property; (e) due authorization by the Board of Directors of the Rights for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of Preferred Stock issuable upon exercise of the Rights in accordance with the procedures set forth in Paragraphs 1 and 2 above, respectively; due authorization by the Board of Directors of any Depositary Shares issuable upon exercise of the Rights in accordance with the procedures set forth in Paragraph 3 above; due authorization by the Board of Directors of any

Debt Securities issuable upon exercise of the Rights in accordance with the procedures set forth in Paragraph 4 above; due authorization by the Board of Directors of any Warrants issuable upon exercise of the Rights in accordance with the procedures set forth in Paragraph 5 above; due authorization by the Board of Directors of any Stock Purchase Contracts issuable upon exercise of the Rights in accordance with the procedures set forth in Paragraph 7 below; due authorization by the Board of Directors of any Units issuable upon exercise of the Rights in accordance with the procedures set forth in Paragraph 8 below, and/or due authorization by the Board of Directors of any other securities of the Company issuable upon exercise of the Rights in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Rights.

7.                                       Upon:  (a) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any stock purchase contract agreement and/or pledge agreement relating to the Stock Purchase Contracts; (b) setting by the Board of Directors of the number of Stock Purchase Contracts to be issued; (c) establishment by the Board of Directors of the terms, conditions and provisions of the Stock Purchase Contracts and establishment by the Board of Directors of any applicable property other than securities underlying the Stock Purchase Contracts; (d) due authorization by the Board of Directors of the Stock Purchase Contracts for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (e) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of Preferred Stock underlying the Stock Purchase Contracts in accordance with the procedures set forth in Paragraphs 1 and 2 above, respectively; due authorization by the Board of Directors of any Depositary Shares underlying the Stock Purchase Contracts in accordance with the procedures set forth in Paragraph 3 above; and/or the due authorization by the Board of Directors of any other securities of the Company underlying the Stock Purchase Contracts in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of

Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Stock Purchase Contracts.

8.                                       Upon:  (a) designation and titling by the Board of Directors of the Units; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any unit agreement relating to the Units; (c) setting by the Board of Directors of the number of Units to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Units; (e) due authorization by the Board of Directors of the Units for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of Preferred Stock comprising the Units in accordance with the procedures set forth in Paragraphs 1 and 2 above, respectively; due authorization by the Board of Directors of any Debt Securities comprising the Units in accordance with the procedures set forth in Paragraph 4 above; due authorization by the Board of Directors of any Warrants comprising the Units in accordance with the procedures set forth in Paragraph 5 above; due authorization by the Board of Directors of any Rights comprising the Units in accordance with the procedures set forth in Paragraph 6 above; due authorization by the Board of Directors of any Stock Purchase Contracts comprising the Units in accordance with the procedures set forth in Paragraph 7 above; and/or the due authorization by the Board of Directors of any other securities of the Company comprising the Units in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Units.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities.  We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Validity of Securities”.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP